UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2007

Klever Marketing. Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-18730	363688583
(State or other jurisdiction	(Commission File	(IRS Employer
Of incorporation)	Number)	Identification No.)

3785 South 700 East, #230. Salt Lake City, Utah 84106

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (801) 263-0404

N/A

(Former name or former address, if changed since last report.)

Item 9. Regulation FD Disclosure.

The Company’s Board of Directors accepted the resignation of John Zaccheo as Board Member and also as interim CFO, effective April 20, 2007.

Relatedly, the Company’s Board of Directors appointed Jeremiah Cox to replace John Zaccheo to serve on the Board of Directors, effective April 20, 2007.

Additionally, the Company’s Board of Directors appointed Paul Begum as interim CFO, replacing the vacated position of John Zaccheo.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Klever Marketing, Inc.
Date: April 27, 2007

by: /s/ William C. Bailey
William C. Bailey, Chairman